UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2008 (March 17, 2008)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

2506 Lakeland Drive, Suite 100
Flowood, MS  39232
(Address of principal executive offices) (Zip Code)

601-983-3800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

Statements in this Current Report on Form 8-K (including the exhibit) that are not purely historical facts, including statements regarding Xfone, Inc.’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by the use of the words “may,” “will,” “should,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those terms or other comparable terminology. These forward-looking statements relate to management’s current plans, objectives and expectations for future operations. Although management believes that its expectations with respect to the forward-looking statements are based upon reasonable assumptions within the bounds of its knowledge of our business and operations, in light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this report should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

Item 1.01                       Entry Into a Material Definitive Agreement

On March 17, 2008, Xfone 018 Ltd. (“Xfone 018”), the Israeli-based majority-owned subsidiary of Xfone, Inc. (the “Registrant”), entered into an Agreement of Principles (the “Agreement”) with Tiv Taam Holdings 1 Ltd., an Israeli public company (“Tiv Taam”).  Pursuant to the Agreement, Xfone 018 agreed to purchase from Tiv Taam, and Tiv Taam agreed to sell to Xfone 018, approximately 89% of the outstanding share capital (approximately 69% of its fully diluted share capital) of Robomatix Technologies Ltd. (“Robomatix”) which Tiv Taam currently owns (the “Acquisition”).

Robomatix owns approximately 90% of the issued share capital of Tadiran Telecom-Communication Services In Israel Ltd. (“Tadiran Telecom”), which is the general partner of Tadiran Telecom-Communication Services In Israel – Limited Partnership (“Tadiran Telecom LP”), an Israeli entity dealing with the distribution, maintenance, assistance services and sale of switchboards for the business community in Israel.  Accordingly, upon consummation of the Acquisition, Xfone 018 will also acquire control over Tadiran Telecom and Tadiron Telecom LP.

The purchase price for the Acquisition is NIS 44,000,000 (approximately $12,800,000), subject to adjustment as set forth in the Agreement, payable in three installments, as follows:

•	On the closing date, NIS 15,500,000 (approximately $4,500,000) (the “First Installment”);

•	By November 20, 2008, NIS 15,500,000 (approximately $4,500,000), subject to adjustment resulting from linkage to the Consumer Price Index (the “Second Installment”); and

•	By November 1, 2009, NIS 13,000,000 (approximately $3,800,000), subject to adjustment resulting from linkage to the Consumer Price Index (the “Third Installment”).

Xfone 018 will have all rights as a shareholder of Robomatix upon closing of the Acquisition and payment of the First Installment.

The Registrant has agreed to sign a letter of guarantee (“Letter of Guarantee”) with respect to the Second Installment and the Third Installment.  The terms of the Letter of Guarantee are still being negotiated, but are expected to be substantially similar to the form of Letter of Guarantee attached as Annex B to the Agreement.   In the event that the Acquisition is not consummated, there will be no guarantee.

The Agreement provides for a 60-day period during which Xfone 018 shall perform a legal and accounting due diligence examination of Robomatix, Tadiran Telecom and Tadiran Telecom LP.  Xfone 018 has undertaken to maintain confidentiality of all information delivered to Xfone 018, and has entered into a Confidentiality Undertaking, a copy of which is attached to the Agreement as Annex A.

The closing of the transaction will occur on the later of (i) 75 days after the execution of the Agreement (i.e, May 31, 2008), or (ii) 15 days after receipt of necessary approvals of the General Director of the Antitrust Authority and other Israeli governmental authorities.  In the event that the necessary approvals are not received within 120 days of the date of execution of the Agreement, or a reserved approval was received or an approval under conditions which make it burdensome on Xfone 018 or significantly prejudice the profitability of the transaction for Xfone 018, the Agreement will be null and void as if it was never executed.

A copy of the Agreement, including Annex A and Annex B, is attached hereto as Exhibit 10.122, and is incorporated herein by reference.

The foregoing summary of the agreements and transactions described above is qualified in its entirety by reference to the definitive transaction documents, copies of which are attached as Exhibit 10.122 to this Current Report on Form 8-K.

Item 9.01                       Financial Statements and Exhibits

(a)            Not applicable.
(b)            Not applicable.
(c)            Not applicable.
(d)            Exhibits

Exhibit No.	Description
10.122	Agreement of Principles dated March 17, 2008 by and between Xfone 018 Ltd. and Tiv Taam Holdings 1 Ltd. [Free Translation from Hebrew].

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: March 17, 2008	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Director

INDEX TO EXHIBITS

Exhibit No.	Description
10.122	Agreement of Principles dated March 17, 2008 by and between Xfone 018 Ltd. and Tiv Taam Holdings 1 Ltd. [Free Translation from Hebrew].